Exhibit 10.6

CONFIRMATION AND AMENDMENT AGREEMENT RELATING TO A

SECURITY ASSIGNMENT AGREEMENT

(BESTÄTIGUNGS- UND ÄNDERUNGSVEREINBARUNG BEZÜGLICH EINES

SICHERUNGSZESSIONSVERTRAGS)

between

Li-Cycle Germany GmbH

(as Security Grantor)

and

Glencore Canada Corporation

(as Collateral Agent)

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This CONFIRMATION AND AMENDMENT AGREEMENT RELATING TO A SECURITY ASSIGNMENT AGREEMENT (the “Agreement”) is made on December 9, 2024 and entered into

BETWEEN:

(1)

Li-Cycle Germany GmbH, a company incorporated as a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Germany, with its registered seat in Sülzetal OT Osterweddingen, Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Stendal under registration number HRB 32081 in its capacity as security grantor (the “Security Grantor”); and

(2)

Glencore Canada Corporation, an Ontario corporation having its address at 100 King Street West, Suite 6900, Toronto, ON, M5X 1E3 (“Glencore”), in its capacity as applicable collateral agent for the Senior Lien Secured Parties under the Intercreditor Agreement (each as defined below) and assignee (the “Collateral Agent”).

The institutions named in (1) to (2) are hereinafter together referred to as the “Parties” and each as a “Party”.

WHEREAS:

(A)

Pursuant to an amended and restated note purchase agreement dated March 25, 2024 (the “Senior Note Purchase Agreement”) among Li-Cycle Holdings Corp., a corporation incorporated under the laws of the Province of Ontario with offices located at 207 Queens Quay West, Suite 590, Toronto, Ontario M5J 1A7 (the “Issuer”), Glencore Ltd., a Swiss company having its address at 330 Madison Ave., New York, NY 10017 and Glencore as purchaser (Glencore in such capacity the “Purchaser”) and collateral agent, the Issuer has issued and sold to the Purchaser, the senior secured convertible note due five years from the Closing Date (as defined therein) in the aggregate amount of $75,000,000 (the “Senior Note”) in accordance with the terms and conditions set forth therein.

(B)

In connection with the Senior Note, certain subsidiaries of the Issuer from time to time party thereto entered into that certain note guaranty, dated as of March 25, 2024 (the “Senior Note Guaranty”). By way of a subsidiary joinder agreement, dated as of May 29, 2024, the Security Grantor acceded to the Senior Note Guaranty as a note guarantor.

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(C)

As a condition under the Senior Note, the Security Grantor has granted security interests over certain of its assets to the Collateral Agent as collateral agent under the Senior Note by way of a security assignment agreement (Sicherungsabtretung) between the Security Grantor as assignor and the Collateral Agent as collateral agent dated February 5, 2024 in connection with the Note (the “Original Security Document”).

(D)

Furthermore, the Issuer, as issuer, has issued to Glencore that certain amended and restated convertible note, dated as of March 25, 2024, in the aggregate original principal amount of $116,551,170.40 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Additional Senior Lien Note”). It is a condition under the Initial Additional Senior Lien Note, that upon the occurrence of the Modification Date (as defined in the Initial Additional Senior Lien Note), the Grantors (as defined in the Original Security Document) would guarantee the obligations of the Issuer under the Initial Additional Senior Lien Note and secure such guaranty with pari passu liens on the same assets in respect of which such Grantors have granted liens for the benefit of the secured parties under the Senior Note and enter into collateral documentation in the same form and on the same terms as entered into to secure the Senior Note.

(E)

In connection with the Initial Additional Senior Lien Note, the Security Grantor and certain subsidiaries of the Issuer from time to time party thereto as note guarantors have entered into that certain note guaranty, dated as of the date hereof (as amended, restated, extended or otherwise modified from time to time, the “Initial Additional Senior Lien Guaranty” and together with the Senior Note Guaranty, each, a “Note Guaranty”).

(F)

With a view to the Initial Additional Senior Lien Note, the Security Grantor has agreed to amend the security purpose of the Original Security Document so that the Original Security Document also secures the Additional Senior Lien Obligations.

(G)

The security created by or pursuant to this Agreement is to be held as Shared Collateral and administered by the Collateral Agent for and on behalf of the other Senior Lien Secured Parties pursuant to the terms of that certain pari passu intercreditor agreement,

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dated on or about the date hereof (as amended, restated, extended or otherwise modified from time to time, the “Intercreditor Agreement”) and originally entered into by and among, inter alios, the Collateral Agent as collateral agent for the Senior Note Secured Parties (as defined in the Original Security Document) and holder of the Initial Additional Senior Lien Note (the Collateral Agent in such capacity the “Initial Additional Secured Party”), the Issuer, the Security Grantor and each Grantor party thereto.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Initial Additional Senior Lien Secured Parties” means the Initial Additional Secured Party and the holders of the Initial Additional Senior Lien Obligations.

“Secured Obligations” means, in respect of the Original Security Document, the “Secured Obligations” as defined in the Original Security Document.

“Senior Lien Secured Parties” means (a) the Senior Note Secured Parties and (b) the Initial Additional Senior Lien Secured Parties.

1.2	Construction

In this Agreement:

a)	capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Intercreditor Agreement;

b)	any reference to a defined document is a reference to that defined document as amended (however fundamentally), supplemented, novated, restated or superseded from time to time;

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c)	a reference to any person includes such person’s successors, transferees and assignees;

d)	where the context so permits, the singular includes the plural and vice versa;

e)	the headings are for convenience only and are to be ignored in construing this Agreement;

f)

any reference to the term “including” means “including, but without limitation” and any reference to the term “promptly” means “without undue delay (unverzüglich)” within the meaning of Sec. 121 BGB; and

g)	any reference to a “Clause” or a “Schedule” shall, subject to any contrary indication, be construed as a reference to a Clause or a Schedule hereof.

1.3	Language

This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

2.	CONFIRMATION

The Parties hereby confirm and agree that:

2.1	the security interests created under the Original Security Document shall continue in full force and effect and shall continue to secure the respective Secured Obligations;

2.2

the validity and enforceability of the security interests created under the Original Security Document and have not been and will not be impaired or limited by the extension of the security purpose and the amendments to the Original Security Document as contemplated by this Agreement.

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3.	EXTENSION OF SECURITY PURPOSE

The Parties hereby agree that the scope of the Secured Obligations shall be hereby extended so as to include the Initial Additional Senior Lien Obligations (as defined in the Intercreditor Agreement) which shall be, therefore, henceforth secured by the security interests under the Amended Security Document (as defined below).

4.	AMENDMENT OF ORIGINAL SECURITY DOCUMENT

In order to document the extension of the security purpose of the Original Security Document as agreed under Clause 3 above, the Parties hereby agree that, with effect from the date hereof, the Original Security Document shall be amended as set out in the Schedule (the Original Security Documents as so amended the “Amended Security Document”).

5.	ASSIGNMENT

The Agreement shall be binding upon the Parties and their respective successors in law. The Collateral Agent shall be entitled to assign or otherwise transfer any and all of its rights and duties under this Agreement to third parties in accordance with the Debt Documents provided that the assignee accepts to be bound by the terms of this Agreement. The Security Grantors hereby explicitly and irrevocably consents to such assignment and transfer.

6.	PARTIAL INVALIDITY

6.1

The Parties agree that should at any time, any provisions of this Agreement be or become void (nichtig), invalid or due to any reason ineffective (unwirksam) this will indisputably (unwiderlegbar) not affect the validity, legality or effectiveness of the remaining provisions and this Agreement will remain valid and effective, save for the void, invalid or ineffective provisions, without any Party having to argue (darlegen) and prove (beweisen) the Parties’ intent to uphold this Agreement even without the void, invalid or ineffective provisions.

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6.2

The void, invalid or ineffective provision shall be deemed replaced by such valid and effective provision that in legal and economic terms comes closest to what the Parties intended or would have intended in accordance with the purpose of this Agreement if they had considered the point at the time of conclusion of this Agreement.

7.	AMENDMENTS

Changes and amendments to this Agreement (including to this Clause 5) must be made in writing, unless otherwise required by mandatory law.

8.	NOTICES AND THEIR LANGUAGE

8.1	Contact details

All notices and communications under or in connection with this Agreement shall be in writing and shall be delivered by letter, posted or delivered by hand, or fax or email. Each notice or communication shall be given to the relevant Party at the address or fax number or email address and marked for the attention of the person(s) or department from time to time specified in writing by that Party to the other. The initial address, fax number, email address and person(s) or department so specified by each Party are set out below:

For the Security Grantor:	Li-Cycle Germany GmbH

	Address:	Lange Göhren 4 39171 Sülzetal, Germany

	Fax:	n/a

	E-mail:	peter.duerr@li-cycle.com jens.emrich@li-cycle.com legalnotices@li-cycle.com

	Attention:	Peter Dürr and Jens Emrich

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with a copy to:
	Address:	Freshfields US LLP 3 World Trade Center 175 Greenwich Street New York, New York 10007
	E-mail:	Andrea.Basham@Freshfields.com, Allison.Liff@Freshfields.com
	Attention:	Andrea M. Basham, Allison R. Liff
For the Collateral Agent:	Glencore Canada Corporate

	Address:	100 King Street West, Suite 6900 Toronto, ON, M5X 1E3 150 East 58th Street, 18th Floor New York, New York 10155

	E-mail:	galnotices@glencore-us.com

	Attention:	Legal Department
with a copy (which shall not constitute notice) to:	Weil, Gotshal & Manges LLP

	Address:	767 Fifth Avenue New York, New York

	E-mail:	david.avery-gee@weil.com, heather.emmel@weil.com, nitin.konchady@weil.com, justin.d.lee@weil.com

	Attention:	David Avery Gee, Heather Emmel, Nitin Konchady, Justin Lee

with a copy (which shall not constitute notice) to:	Glencore International AG

	Address:	Baarermattstrasse 3 CH-6340 Baar Switzerland

	E-mail:	general.counsel@glencore.com

	Attention:	General Counsel
and:	Glencore Ltd.

	Address:	330 Madison Ave. New York, New York 10017

	E-mail:	legalnotices@glencore-us.com

	Attention:	Legal Department

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8.2	English language

a)	Any notice given under or in connection with this Agreement must be in English.

b)

All other documents provided under or in connection with this Agreement must be in English, or, if not in English, and if so required by the Collateral Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

9.	GOVERNING LAW; JURISDICTION

a)	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with German law.

b)

The courts of Frankfurt am Main shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (each a “Dispute”).

c)

Sub-paragraph b) is for the Collateral Agent’s benefit only. As a result, the Collateral Agent shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.

10.	CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS)

a)

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. The Parties may choose to conclude this Agreement by an exchange of signed signature page(s) plus a copy of this Agreement, transmitted by any means of telecommunication (telekommunikative Übermittlung) such as by way of fax or electronic photocopy.

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b)

If the Parties choose to conclude this Agreement pursuant to sub-paragraph a) above, they will transmit the signed signature page(s) of this Agreement plus a copy of this Agreement to (i) Thomas Zimmermann, Weil, Gotshal & Manges LLP, Maximilianstrasse 13, 80539 Munich, Germany (e-mail to thomas.zimmermann@weil.com or by facsimilie to +49.89.2424.3399), (ii) Silvia Lengauer, Weil, Gotshal & Manges LLP, Maximilianstrasse 13, 80539 Munich, Germany (e-mail to silvia.lengauer@weil.com or by facsimilie to +49.89.2424.3399), or (iii) Hans-Christian Mick, Weil, Gotshal & Manges LLP, Taunusanlage 1 (Skyper), 60329 Frankfurt am Main, Germany (e-mail to hans-christian.mick@weil.com or by facsimilie to +49.69.21659 699) (each a “Recipient”). The Agreement will be considered concluded once one of the Recipients has received the signed signature page(s) including, in each case, with a copy of this Agreement (Zugang der Willenserklärung) from all Parties (whether by way of fax, electronic photocopy or other means of telecommunication) and at the time of the receipt of the last outstanding signature page(s) plus a copy of this Agreement by the Recipient.

c)

For the purposes of this Clause 9 only, the Parties appoint each of the Recipients as their attorney (Empfangsvertreter) and expressly allow (gestatten) each of the Recipients to collect the signed signature page(s)/Agreement from all and for all Parties. For the avoidance of doubt, none of the Recipients will have further duties connected with its position as Recipient. In particular, each Recipient may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

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SIGNATURE PAGES

The Security Grantor

Li-Cycle Germany GmbH

By:	/s/ Frank Pommerenke

Name:	Frank Pommerenke

Title:	Managing Director (Geschäftsführer)

By:	/s/ Elewout Steven J. Depicker

Name:	Elewout Steven J. Depicker

Title:	Managing Director (Geschäftsführer)

[Lion King – Security Confirmation Agreement – Signature Page]

The Collateral Agent

Glencore Canada Corporation

By:	/s/ John Burton

Name:	John Burton

Title:	Authorised Signatory

[Lion King – Security Confirmation Agreement – Signature Page]

SCHEDULE

AMENDED SECURITY DOCUMENT

SECURITY ASSIGNMENT AGREEMENT

(SICHERUNGSABTRETUNGSVERTRAG)

originally dated May 31, 2024 as amended by a confirmation and amendment agreement dated December 9, 2024

between

Li-Cycle Germany GmbH

(as Assignor)

and

Glencore Canada Corporation

(as Collateral Agent)

TABLE OF CONTENTS

1.	Definitions and Interpretation	6

2.	Assignment	11

3.	Assignment regarding Current Accounts	11

4.	Assignment and Passing Over of Security and Other Rights	11

5.	Security Purpose	12

6.	List of Receivables	12

7.	Notification to Third Party Debtor	13

8.	Bookkeeping and Data-Processing	14

9.	Collection of Receivables by the Assignor	15

10.	Representations and Warranties	16

11.	Undertakings	16

12.	Enforcement	17

13.	Enforcement Limitations	19

14.	Independent and continuing Security	22

15.	Release (Sicherheitenfreigabe)	22

16.	No Recourse against Third Parties	23

17.	Assignment	24

18.	Partial Invalidity	24

19.	Conflicts	25

20.	Amendments	25

21.	Waivers	25

22.	Notices and their Language	26

23.	Governing Law; Jurisdiction	28

24.	Conclusion of this Agreement (Vertragsschluss)	28

Schedule 1 Receivables		30

Schedule 2 Form of Notification Letter		31

Signature Pages	33

This SECURITY ASSIGNMENT AGREEMENT (the “Agreement”) is made

BETWEEN:

(1)

Li-Cycle Germany GmbH, a company incorporated as a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Germany, with its registered seat in Sülzetal OT Osterweddingen, Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Stendal under registration number HRB 32081 in its capacity as assignor (the “Assignor”); and

(2)

Glencore Canada Corporation, an Ontario corporation having its address at 100 King Street West, Suite 6900, Toronto, ON, M5X 1E3 (“Glencore”), in its capacity as applicable collateral agent for the Senior Lien Secured Parties under the Intercreditor Agreement (each as defined below) and assignee (the “Collateral Agent”).

The institutions named in (1) to (2) are hereinafter together referred to as the “Parties” and each as a “Party”.

WHEREAS:

(A)

Pursuant to an amended and restated note purchase agreement dated March 25, 2024 (the “Senior Note Purchase Agreement”) among Li-Cycle Holdings Corp., a corporation incorporated under the laws of the Province of Ontario with offices located at 207 Queens Quay West, Suite 590, Toronto, Ontario M5J 1A7 (the “Issuer”), Glencore Ltd., a Swiss company having its address at 330 Madison Ave., New York, NY 10017 and Glencore as purchaser (Glencore in such capacity the “Purchaser”) and collateral agent, the Issuer has issued and sold to the Purchaser the senior secured convertible note due five years from the Closing Date (as defined therein) in the aggregate amount of $75,000,000 (the “Senior Note”) in accordance with the terms and conditions set forth therein.

(B)

In connection with the Senior Note, certain subsidiaries of the Issuer from time to time party thereto entered into that certain note guaranty, dated as of March 25, 2024 (the “Senior Note Guaranty”). By way of a subsidiary joinder agreement, dated as of May 29, 2024, the Assignor acceded to the Senior Note Guaranty as a note guarantor.

(C)

Furthermore, the Issuer, as issuer, has issued to Glencore that certain amended and restated convertible note, dated as of March 25, 2024, in the aggregate original principal amount of $116,551,170.40 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Additional Senior Lien Note”). It is a condition under the Initial Additional Senior Lien Note, that upon the occurrence of the Modification Date (as defined in the Initial Additional Senior Lien Note), the Grantors (as defined below) would guarantee the obligations of the Issuer under the Initial Additional Senior Lien Note and secure such guaranty with pari passu liens on the same assets in respect of which such Grantors have granted liens for the benefit of the secured parties under the Senior Note and enter into collateral documentation in the same form and on the same terms as entered into to secure the Senior Note.

(D)

In connection with the Initial Additional Senior Lien Note, the Assignor and certain subsidiaries of the Issuer from time to time party thereto as note guarantors have entered into that certain note guaranty, dated as of the date hereof (as amended, restated, extended or otherwise modified from time to time, the “Initial Additional Senior Lien Guaranty” and together with the Senior Note Guaranty, each, a “Note Guaranty”).

(E)	The Assignor has agreed to assign its Receivables (as defined below) to the Collateral Agent as collateral for the Secured Obligations (as defined below).

(F)

The security created by or pursuant to this Agreement is to be held as Shared Collateral and administered by the Collateral Agent for and on behalf of the other Senior Lien Secured Parties pursuant to the terms of that certain pari passu intercreditor agreement, dated on or about the date hereof (as amended, restated, extended or otherwise modified from time to time, the “Intercreditor Agreement”) and originally entered into by and among, inter alios, the Collateral Agent as collateral agent for the Senior Note Secured Parties (as defined below) and holder of the Initial Additional Senior Lien Note (the Collateral Agent in such capacity the “Initial Additional Secured Party”), the Issuer, the Assignor and each Grantor party thereto.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“AktG” means the German Stock Corporation Act (Aktiengesetz).

“Ancillary Rights” means any present and future, actual and contingent ancillary rights (Neben-, Hilfs- und Vorzugsrechte) and claims to and surrogates for any of the Receivables, as well as any present and future, actual and contingent rights and claims derived from the underlying contractual or other relationship on which such Receivable is based, including monetary claims for damages and/or unilateral rights (Gestaltungsrechte) of the Assignor.

“Assigned Receivables” means any of the Receivables and Ancillary Rights assigned by the Assignor to the Collateral Agent under this Agreement.

“Authorization” means the authorization granted by the Collateral Agent to the Assignor pursuant to Clause 9.1 (Authorization).

“BGB” means the German Civil Code (Bürgerliches Gesetzbuch).

“Enforcement Event” means an Event of Default that has occurred and is continuing.

“Event of Default” has the meaning assigned to such term in Section 7 of the Initial Additional Senior Lien Note or Section 7 of the Senior Note.

“GmbHG” means the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung).

“Grantor” means the Issuer and each subsidiary of the Issuer that has granted a security interest pursuant to any Senior Lien Debt Document to secure any Secured Obligations, including the Assignor.

“Group” means the Issuer and each of its subsidiaries from time to time.

“HGB” means the German Commercial Code (Handelsgesetzbuch).

“ICA Parallel Debt” means the independent payment obligation of any Grantor arising under the Intercreditor Agreement to pay to the Collateral Agent as creditor in its own right sums equal to and in the currency of each present or future amount payable by such Grantor under each of the Senior Lien Debt Documents (as amended from time to time and notwithstanding any increase of amounts payable thereunder or extension of term) to each of the other Senior Lien Secured Parties.

“Initial Additional Senior Lien Debt Documents” means the Initial Additional Senior Lien Note and the other “Transaction Documents” (as such term is defined in the Initial Additional Senior Lien Note).

“Initial Additional Senior Lien Guaranty Parallel Debt” means the independent payment obligation of any Grantor under the Initial Additional Senior Lien Guaranty to pay to the Collateral Agent as creditor in its own right sums equal to and in the currency of each present or future amount payable by such Guarantor under each of the Finance Documents (as defined in the Initial Additional Senior Lien Note and as amended from time to time and notwithstanding any increase of amounts payable thereunder or extension of term) to each of the other Initial Additional Senior Lien Secured Parties.

“Initial Additional Senior Lien Obligations” means all obligations for unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding at the rate provided for in the documentation with respect thereto, regardless of whether allowed or allowable in such proceeding) on the Initial Additional Senior Lien Note, premium, penalties, all accrued and unpaid fees and all expenses (including fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), reimbursements, indemnities, and all other advances to, debts, liabilities and obligations of any Note Party (as defined in the Initial Additional Senior Lien Note) to the Collateral Agent or any indemnified party arising under the Initial Additional Senior Lien Debt Documents, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“Initial Additional Senior Lien Secured Parties” means the Initial Additional Secured Party and the holders of the Initial Additional Senior Lien Obligations.

“InsO” means the German Insolvency Code (Insolvenzordnung).

“Notification Letter” has the meaning set forth in Clause 7 (Notification to Third Party Debtor).

“Receivables” means collectively in relation to the Assignor all of the Assignor’s present and future, actual or contingent rights and claims under or with respect to any present and future agreements between the Assignor and another member of the Group, in particular loan agreements, domination and/ or profit and loss pooling agreements (Beherrschungs- und/ oder Gewinnabführungsverträge) and any current account arrangements, including those specified in Schedule 1 (Receivables) including, in each case, any Ancillary Rights and present and future, actual and contingent claims arising from warranties, representations, indemnities, unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt).

“Secured Parallel Debt Obligations” means (i) the ICA Parallel Debt, (ii) the Senior Note Parallel Debt, (iii) the Senior Note Guaranty Parallel Debt and (iv) the Initial Additional Senior Lien Guaranty Parallel Debt.

“Secured Obligations” means all Senior Lien Obligations, including the Secured Parallel Debt Obligations and including any claims based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt) and claims arising from the insolvency administrator’s discretion to perform obligations in agreements according to Sec. 103 InsO.

“Senior Lien Debt Documents” means, collectively, (a) the Senior Note Loan Documents, and (b) the Initial Additional Senior Lien Debt Documents.

“Senior Lien Obligations” means, collectively, (a) the Senior Note Obligations and (b) the Initial Additional Senior Lien Obligations.

“Senior Lien Secured Party” means (a) the Senior Note Secured Parties and (b) the Initial Additional Senior Lien Secured Parties.

“Senior Note Guaranty Parallel Debt” means the independent payment obligation of any Grantor under the Senior Note Guaranty to pay to the Collateral Agent as creditor in its own right sums equal to and in the currency of each present or future amount payable by such Guarantor under each of the Finance Documents (as defined in the Senior Note Purchase Agreement and as amended from time to time and notwithstanding any increase of amounts payable thereunder or extension of term) to each of the other Secured Note Secured Parties.

“Senior Note Loan Documents” means the Senior Note and the other “Transaction Documents” (as such term is defined in the Senior Note).

“Senior Note Obligations” means all obligations for unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding at the rate provided for in the documentation with respect thereto, regardless of whether allowed or allowable in such proceeding) on the Senior Note, premium, penalties, all accrued and unpaid fees and all expenses (including fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), reimbursements, indemnities, and all other advances to, debts, liabilities and obligations of any Note Party (as defined in the Senior Note) to the Collateral Agent (as defined in the Senior Note), the Collateral Agent or any indemnified party arising under the Senior Note Loan Documents, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“Senior Note Parallel Debt” means the independent payment obligation of any Grantor arising under the Senior Note Purchase Agreement to pay to the Collateral Agent as creditor in its own right sums equal to and in the currency of each present or future amount payable by such Grantor under each of the Senior Lien Debt Documents (as amended from time to time and notwithstanding any increase of amounts payable thereunder or extension of term) to each of the other Senior Note Secured Parties.

“Senior Note Secured Parties” means the Secured Parties (as such term is defined in the Senior Note).

“Third Party Debtor” means any debtor of any Receivable.

1.2	Construction

In this Agreement:

a)	capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Intercreditor Agreement;

b)	any reference to a defined document is a reference to that defined document as amended (however fundamentally), supplemented, novated, restated or superseded from time to time;

c)	a reference to any person includes such person’s successors, transferees and assignees;

d)	where the context so permits, the singular includes the plural and vice versa;

e)	the headings are for convenience only and are to be ignored in construing this Agreement;

f)

any reference to the term “including” means “including, but without limitation” and any reference to the term “promptly” means “without undue delay (unverzüglich)” within the meaning of Sec. 121 BGB; and

g)	any reference to a “Clause” or a “Schedule” shall, subject to any contrary indication, be construed as a reference to a Clause or a Schedule hereof.

1.3	Language

This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

2.	ASSIGNMENT

2.1

The Assignor hereby assigns for security purposes (Sicherungsabtretung) to the Collateral Agent in its capacity as trustee for the Senior Lien Secured Parties the Receivables. The assignment of Receivables includes any future Receivables of any legal successor (Gesamtrechtsnachfolger) of the Assignor.

2.2	The Collateral Agent hereby accepts the assignment of the Receivables.

3.	ASSIGNMENT REGARDING CURRENT ACCOUNTS

In case any kind of a current account relationship (unechtes oder echtes Kontokorrentverhältnis) exists at present or comes into existence in future between the Assignor and any of the Third Party Debtors, the Assignor hereby assigns, as collateral for the Secured Obligations, all present and future, actual and contingent rights and claims in respect of such current account relationship (including claims as a result of fixing a balance (Saldofeststellung), the rights for termination of the current account relationship and the right for fixing an actual balance) to the Collateral Agent. The Collateral Agent hereby accepts such assignment and authorizes the Assignor, at all times prior to delivery of a written notice to the Assignor by the Collateral Agent upon or after the occurrence of an Enforcement Event, to exercise the rights assigned to the Collateral Agent pursuant to this Clause 3.

4.	ASSIGNMENT AND PASSING OVER OF SECURITY AND OTHER RIGHTS

a)

Together with the Receivables, any rights from the relevant underlying transactions shall automatically pass over to the Collateral Agent. To the extent that such a right constitutes a security interest which does not pass over to the

Collateral Agent by operation of law, such security interest shall pass over to the Collateral Agent, including any corresponding claims for surrender (Herausgabeansprüche) against the relevant direct possessor. The Collateral Agent hereby accepts such transfer. If the Assignor is in direct possession of any asset transferred to it for security purposes, delivery of any such asset to the Collateral Agent shall be replaced by the Assignor hereby assuming gratuitous custody (unentgeltliche Vewahrung) in respect of any such asset for the benefit of the Collateral Agent.

b)

The Collateral Agent authorizes the Assignor at all times prior to delivery of written notice from the Collateral Agent to the Assignor upon or after the occurrence of an Event of Default which is continuing, to release and retransfer any security provided in respect of the Receivables as soon as the respective Receivable has been discharged. Upon the occurrence of an Event of Default which is continuing, and at least concurrent notice to the Assignor, the Collateral Agent shall release and retransfer such security as soon as the respective Receivable has been discharged.

5.	SECURITY PURPOSE

All assignments and transfers hereunder are constituted in order to secure the prompt and complete satisfaction of any and all Secured Obligations. The assignments shall also cover any future extension or increase of the Secured Obligations and the Assignor hereby expressly agrees that the assignments shall secure the Secured Obligations as extended or increased from time to time.

6.	LIST OF RECEIVABLES

6.1	Provision of Lists of Receivables

Notwithstanding the lists of Receivables delivered as of the date of this Agreement and as contained in Schedule 1 (Receivables) (the “Initial Lists of Receivables”) (if any), the Assignor shall (i) within ten (10) Business Days after each of June 30, and (ii) at any time upon written request after the occurrence of an Enforcement Event deliver to the Collateral Agent lists (each such list of Receivables a “List of Receivables”) setting out the names and addresses of the Third Party Debtors, the outstanding amounts and the due dates for payment and the legal basis for the Receivable (i.e. invoice number, order number, contract with date etc.).

6.2	Form of Lists of Receivables

Any List of Receivables may be delivered to the Collateral Agent in electronic form (including as an e-mail attachment) or in such other form as may be agreed between the Collateral Agent and the Assignor, provided that the Collateral Agent may in its sole discretion request a print-out in addition to such other form.

6.3	Purpose of Lists of Receivables

The Initial Lists of Receivables and any List of Receivables delivered pursuant to this Agreement are for notification purposes only and if for any reason whatsoever the relevant Receivables are not, or are incompletely contained in the respective Initial List of Receivables and/or List of Receivables presented, then the assignment of the Receivables shall not be affected thereby.

6.4	Data protection laws

The Assignor’s obligation to provide information in relation to the Receivables pursuant to the terms of this Agreement shall not require it to act in violation of data protection laws, in particular, but not limited to the Federal Data Protection Act (Bundesdatenschutzgesetz) or other applicable data protection laws and regulations.

7.	NOTIFICATION TO THIRD PARTY DEBTOR

The Assignor shall promptly upon the occurrence of the Enforcement Event notify each of its respective Third Party Debtors of the assignment constituted hereunder substantially in the form set out in Schedule 2 (Form of Notification Letter) (the “Notification Letter”), and shall send a copy of each Notification Letter dispatched to a Third Party Debtor to the Collateral Agent.

8.	BOOKKEEPING AND DATA-PROCESSING

8.1	Bookkeeping

If proof or documents which are necessary to identify the Receivables have been handed over by the Assignor to a third party (in particular a bookkeeping firm or a tax consultant), the Assignor hereby assigns to the Collateral Agent, who hereby accepts such assignment, its right to demand from such third party the return of the information and documents. The Assignor hereby undertakes, at the Collateral Agent’s written request once an Event of Default has occurred, to instruct the third party to provide the Collateral Agent with such information and documents which are necessary to perfect and/or enforce the security created hereby. At all times prior thereto, the Collateral Agent authorizes the Assignor to exercise the rights assigned to the Collateral Agent pursuant to this Clause 8.1.

8.2	Electronic data processing and bookkeeping by third parties

If information concerning the Receivables or any part thereof have been stored in an electronic data-processing system, then, at the Collateral Agent’s written request once an Event of Default has occurred, the Assignor shall allow the Collateral Agent access to the computer, including the peripheral equipment and all data concerning the Receivables or such part thereof. Moreover, software operators shall be made available insofar as so required, and any assistance required shall be provided to the Collateral Agent. If a third party handles the electronic processing of data, the Assignor hereby (with effect from the Collateral Agent’s above request) assigns to the Collateral Agent, who hereby accepts such assignment, all rights against such third party relating to these services, and instructs such third party to handle the processing of data for the Collateral Agent upon its request as it did for the Assignor, in which case the Assignor shall be given access to any data it requires in its ordinary course of business.

9.	COLLECTION OF RECEIVABLES BY THE ASSIGNOR

9.1	Authorization

The Collateral Agent authorizes the Assignor to collect, dispose of or otherwise, deal with its Receivables in the ordinary course of its business and to the extent not prohibited under the Senior Lien Debt Documents at all times prior to delivery of written notice to the Assignor by the Collateral Agent upon or after the occurrence of an Event of Default which is continuing (such authorization hereinafter referred to as the “Authorization”). The Authorization shall lapse automatically upon the occurrence of an Event of Default which is continuing and at least concurrent written notice to the Assignor. The Collateral Agent may give notice to this effect towards the Assignor.

9.2	Payment by bill of exchange or cheque

If payments in respect of the Receivables are made by cheque or bill of exchange, the ownership in the documents shall pass to the Collateral Agent as collateral for the Secured Obligations upon the Assignor acquiring such ownership. Physical delivery of cheques and bills of exchange to the Collateral Agent shall be replaced by an undertaking of the Assignor to hold such cheques and bills of exchange in gratuitous custody (unentgeltliche Vewahrung) for the Collateral Agent or, if the Assignor does not obtain actual possession of such documents, the Assignor hereby assigns to the Collateral Agent in advance all of its claims for delivery thereof against third parties as collateral for the Secured Obligations. The Collateral Agent accepts the transfers and assignments pursuant to this Clause 9.2.

9.3	Turnover

In the event that after the lapse of the Authorization pursuant to Clause 9.1 (Authorization) above the Assignor receives payments in relation to the Receivables, it shall promptly inform the Collateral Agent of such payments and the relevant Receivables and forward any amount received to the Collateral Agent.

10.	REPRESENTATIONS AND WARRANTIES

The Assignor represents and warrants to the Collateral Agent by way of an independent guarantee (selbstständiges Garantieversprechen) that at the date of this Agreement:

a)

the information contained in (i) Schedule 1 (Receivables) is true, accurate and complete in all material respects as of its respective date (if any) and (ii) any List of Receivables delivered in accordance with Clause 6.1 will be true, accurate and complete in all material respects as of its respective date;

b)

it is the sole legal (rechtlicher) and beneficial (wirtschaftlicher) owner of the Receivables assigned by it and such Receivables are free from any rights of third parties (including pre-emption rights) and in each case free from encumbrances; and

c)	the Receivables are assignable (abtretbar), can be freely assigned by the Assignor and have not been assigned otherwise.

11.	UNDERTAKINGS

The Assignor undertakes to the Collateral Agent:

a)

to promptly inform the Collateral Agent of any attachments (Pfändung) in respect of any of the Receivables or any part thereof or any other events, circumstances or measures which are reasonably likely to impair or jeopardize the validity or enforceability of the Collateral Agent’s security interests hereunder. In the event of an attachment, the Assignor undertakes to promptly forward to the Collateral Agent a copy of the attachment order (Pfändungsbeschluss), the garnishee order (Überweisungsbeschluss) and all other documents necessary or expedient for a defense against the attachment. The Assignor shall promptly inform the attaching creditor of the Collateral Agent’s security interests hereunder;

b)	not to create or permit to subsist any encumbrance over all or any of the Receivables assigned by it or any interest therein or otherwise sell, assign,

transfer or dispose of the whole or any part of such Receivables or any interest therein (including, for the avoidance of doubt, any transfer by means of universal or partial succession (Gesamtrechtsnachfolge, partielle Gesamtrechtsnachfolge)), unless otherwise permitted under the Senior Lien Debt Documents; and

c)

to refrain from any acts or omissions, the purpose or effect of which is or would be the material dilution of the value of the Receivables or the Receivables ceasing to be assignable or subjecting any Receivable to any law other than German law other than in the Assignor’s ordinary course of business, unless otherwise permitted under the Senior Lien Debt Documents;

provided that the foregoing undertakings shall not limit or restrict the Assignor from taking any action which is permitted under the Senior Lien Debt Documents.

12.	ENFORCEMENT

12.1	Enforcement right

Following the occurrence of an Enforcement Event, the Collateral Agent shall, without prejudice to its rights under Clauses 9.1 (Authorization), be entitled to (i) notify any Third Party Debtor of the assignment hereunder by sending a Notification Letter and/or a completed Blank Notification Letter or may request the Assignor to do so which shall promptly comply with such request at its own costs, (ii) arrange for the realization of the Receivables as provided for under German law (including by way of collection or sale) in accordance with the provisions of the Intercreditor Agreement and the Senior Lien Debt Documents and (iii) exercise any of the Ancillary Rights.

12.2	Notification

The Collateral Agent will notify the Assignor one (1) week prior to the enforcement of the Receivables (or any of them) according to this Clause 12. However, such notice shall not be required if (i) the Assignor has generally ceased to make payments (Zahlungen eingestellt), (ii) an application for the institution of insolvency proceedings or similar proceedings is filed by or against the Assignor or (iii) the Collateral Agent reasonably determines that the observance of the notice period would endanger the security interest of the Collateral Agent and/or the other Senior Lien Secured Parties.

12.3	Collateral Agent’s discretions

The Collateral Agent shall be entitled to determine in its sole discretion which of several security interests, if applicable, shall be realized to satisfy the Secured Obligations. If the Collateral Agent collects or sells any Receivables pursuant to this Clause 12, it may take all measures and enter into all agreements that it deems necessary, including the granting of discounts or indulgence to any Third Party Debtors and/or the entering into settlement agreements in relation to Receivables at any time.

12.4	Documents

To the extent that the Authorization has lapsed in accordance with this Agreement, the Collateral Agent may request that all documents relating to the Receivables be handed over to it and the Assignor hereby agrees to comply with any such request.

12.5	Collection by Assignor

Upon becoming entitled to enforce the security interests created hereunder in accordance with this Clause 12, the Collateral Agent may request the Assignor to collect the Receivables and the Assignor shall promptly comply with such request at its own costs and expenses. The Collateral Agent has the right to instruct the Assignor to pay proceeds of collection to an account of the Collateral Agent, to procure that the Third Party Debtors pay directly to an account of the Collateral Agent or otherwise direct the manner of collection as the Collateral Agent may reasonably require. The Assignor shall promptly comply with such request.

12.6	Assistance by Assignor

The Assignor shall, at its own costs and expenses, render forthwith all assistance reasonably necessary in order to facilitate the prompt enforcement and realization of the Receivables by the Collateral Agent in accordance with this Agreement.

13.	ENFORCEMENT LIMITATIONS

13.1

The right to demand payment under this Agreement and to enforce the security created under this Agreement against the Assignor to the extent the security relates to obligations of a direct or indirect shareholder of the Assignor or Subsidiaries of such shareholders (except where such entity is, at the same time, a Subsidiary of the Assignor), shall be limited to the amount which may be paid by it or enforced against it without causing a Capital Impairment as determined by application of the following paragraphs (“German Maximum Amount”):

a)

A “Capital Impairment” occurs if the payment or enforcement causes (A) the Assignor’s net assets to be (determined in accordance with the provisions of the HGB consistently applied by the Assignor in preparing its unconsolidated balance sheets (Jahresabschluss) according to section 42 of the GmbHG and in accordance with sections 30, 31 GmbHG (as applicable at the time of enforcement) and by only taking into account the sum of the values of the assets of the Assignor which correspond to those items listed in section 266 subsection (2) A, B, C, D and E HGB less the Assignor’s liabilities, consisting of all liabilities and liability reserves which correspond to those items listed in accordance with section 266 subsection (3) B (but disregarding, for the avoidance of doubt, any provisions (Rückstellungen) in respect of any Note Guaranty), C, D and E HGB and any amounts not available for distribution according to section 253 paragraph 6 or section 268 subsection (8) HGB but, for the avoidance of doubt, excluding any liabilities under or relating to the Secured Obligations) and in each case subject to the adjustments under sub-paragraph (b) below (the “Net Assets”) to be less than its registered share capital (Stammkapital) (Begründung einer Unterbilanz); or (B) if the Assignor’s Net Assets are already less than its registered share capital, the Assignor’s Net Assets to be further reduced (Vertiefung einer Unterbilanz).

b)

For the purposes of calculating the Net Assets, the following balance sheet items shall be adjusted as follows: (A) the amount of any increase of the stated share capital (Stammkapital) of the Assignor registered after the date of this Agreement without the prior written consent of the Collateral Agent shall not be taken into account; (B) any funds received by the Issuer under the Senior Lien

Debt Documents which have been or are on-lent or otherwise passed on to the relevant Assignor or to any subsidiary of such Assignor and have not yet been repaid at the time when payment of a Secured Obligation is demanded, shall be disregarded as assets; (C) loans provided to the Assignor by the Issuer or any subsidiary of the Issuer which are subordinated by law or by contract shall be disregarded as liabilities; and (D) any loans or other liabilities of the Assignor incurred in violation of any of the provisions of the Senior Lien Debt Documents shall be disregarded as liabilities.

13.2

The limitation of the enforcement of the security of the Assignor to the German Maximum Amount shall only apply if and to the extent that the managing director(s) (Geschäftsführer) of the Assignor on behalf of the Assignor have confirmed in writing to the Collateral Agent within 10 (ten) Business Days following the Collateral Agent’s demand under the security to what extent the demanded payment would lead to the occurrence of a Capital Impairment (the “Management Determination”). Such confirmation shall comprise an up-to-date balance sheet of the Assignor and a detailed calculation of the amount of the Net Assets and share capital (taking into account the adjustments set out in sub-paragraph (b) above) of the Assignor. The Assignor shall fulfil its obligations under the security within 3 (three) Business Days of providing the Management Determination (and the Collateral Agent shall be entitled to enforce the security) in an amount which pursuant to the Management Determination would not cause a Capital Impairment (irrespective of whether or not the Collateral Agent agrees with the Management Determination).

13.3

If the Collateral Agent, acting reasonably, disagrees with the Management Determination, the Assignor shall, in consultation with the Collateral Agent, instruct (at its own cost and expense) a firm of auditors of international standing and reputation to draw-up within 20 (twenty) Business Days (or such longer period as has been agreed between the Assignor and the Collateral Agent) from the date the Collateral Agent has contested the Management Determination an up-to-date balance sheet of the Assignor together with a detailed calculation of the amount of the Net Assets and share capital and to what extent the demanded payment would lead to the occurrence of a Capital Impairment (the “Auditor’s Determination”). The amounts determined in the Auditor’s Determination shall be (except for manifest error) binding for all Parties. The Assignor shall fulfil its obligations under the security within 3 (three) Business Days of providing the Auditor’s Determination (and the Collateral Agent shall be entitled to enforce the security) in an amount which pursuant to the Auditor’s Determination would not cause a Capital Impairment.

13.4

If and to the extent that the security has been enforced without regard to the German Maximum Amount because the amount payable under the security resulting from the Auditor’s Determination is lower than the respective amount resulting from the Management Determination, the Collateral Agent shall upon demand of the Assignor repay the difference between the amount paid and the amount payable resulting from the Auditor’s Determination calculated as of the date the demand under the security was made.

13.5

The limitation of the enforcement of the security of the Assignor to the German Maximum Amount does not apply (A) if the Assignor does not provide the Management Determination within the time frame set out above; (B) to any amounts which correspond to funds that have been received by the Issuer under the Senior Lien Debt Documents and have been on-lent to, or otherwise been passed on to, the relevant Assignor or any of its Subsidiaries to the extent that any such on-lent or passed-on amount is still outstanding at the date a demand under this Agreement is made; (C) to any amounts payable under this Agreement if and as long as the Assignor is subject to a domination and/or profit and loss transfer agreement (either directly or through a chain of such agreements) pursuant to Section 291 AktG on the date of the enforcement of the security as dominated company with the Issuer or another Grantor whose obligations are secured by the security of the Assignor (and which shall be enforced against the Assignor) as dominating company; (D) if and to the extent the Assignor holds a fully recoverable loss compensation claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch) against the Issuer or another Grantor whose obligations are secured by the security of the Assignor (and which shall be enforced against the Assignor) that can be accounted for in the balance sheet as full value; (E) if the Assignor is insolvent; or (F) if and to the extent (based on changes in law or based on a decision of the Federal Supreme Court (BGH)) the enforcement of the security granted by the Assignor under this Agreement does not result in a personal liability of the managing directors (Geschäftsführer) of the Assignor including pursuant to section 43 GmbHG, each as amended, supplemented and/or replaced from time to time.

13.6

If the Management Determination shows that a Capital Impairment would occur upon payment under the security, the Assignor shall realise all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets to the extent this is necessary to fulfil its obligations under the security. If the relevant assets are necessary for the business of the Assignor (betriebsnotwendig), it will use its best efforts to realize the higher market value (including by sale and lease-back or similar measures).

14.	INDEPENDENT AND CONTINUING SECURITY

14.1

This Agreement shall create a continuing security and no change, amendment, or supplement whatsoever in the Senior Lien Debt Documents or in any document or agreement related to any of the Senior Lien Debt Documents shall affect the validity or the scope of this Agreement nor the obligations which are imposed on the Assignor pursuant to it.

14.2

This Agreement is independent from any other security or guarantee which may have been or will be given to the Collateral Agent. None of such other security shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement.

14.3

The Assignor hereby agrees that the security created pursuant to this Agreement shall not be affected by any transfer or assumption (for whatever reason) of the obligations owed by the Assignor in connection with the Secured Obligations to, or by, any third party (Schuldübernahme). Sec. 418 BGB (applied by analogy (analoge Anwendung)) shall not be applicable in such case.

15.	RELEASE (SICHERHEITENFREIGABE)

Without prejudice to and in addition to any other release provisions under the Senior Lien Debt Documents if, at any time, the total value of the collateral created hereunder and realizable on enforcement (the “Realisable Value”) exceeds 110% of the Secured Obligations (the “Limit”) not only temporarily, the Collateral Agent shall on the

Assignor’s demand release such collateral (Sicherheitenfreigabe) as the Collateral Agent (reasonably taking into account the Assignor’s legitimate interests) deems fit so as to reduce the Realisable Value to the Limit. If VAT (Umsatzsteuer) is chargeable on any action taken by the Collateral Agent in enforcing the Collateral, the Limit shall be increased by the amount of VAT payable by the Collateral Agent.

16.	NO RECOURSE AGAINST THIRD PARTIES

Other than as permitted by the Senior Lien Debt Documents,

a)	the Assignor may not exercise any rights which it may have by reason of performance by it of its obligations under this Agreement:

(i)	to be indemnified by another Grantor;

(ii)	to claim any recourse from any other chargor of any Grantor’s obligations under the Senior Lien Debt Documents;

(iii)	to exercise any right of set-off against any other Grantor; and/or

(iv)

to take the benefit (in whole or in part and whether by way of legal subrogation or otherwise) of any rights of the Senior Lien Secured Parties under the Senior Lien Debt Documents or of any other agreement or of any other guarantee or collateral taken pursuant to, or in connection with, the Senior Lien Debt Documents by any Senior Lien Secured Party.

b)

The Assignor furthermore hereby waives (by way of an agreement in favor of the Collateral Agent pursuant to Sec. 328 BGB) any contractual and/or statutory damage and/or reimbursement claims (Schadensersatz- und Aufwendungsersatzansprüche) against any other Grantor it may have in case of realization and/or satisfaction of any of the Secured Obligations. For the avoidance of doubt, the Assignor shall not be entitled to demand an assignment of the Secured Obligations to it.

c)	If the Assignor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution on trust for the Senior

Lien Secured Parties to the extent necessary to enable all amounts which may be or become payable to the Senior Lien Secured Parties by the Grantors under or in connection with the Senior Lien Debt Documents to be repaid in full and shall promptly pay or transfer the same to the Collateral Agent or as the Collateral Agent may direct for application in accordance with the instructions of the Senior Lien Secured Parties;

until the Secured Obligations have been finally, but not only temporarily, satisfied and discharged in full.

17.	ASSIGNMENT

17.1	This Agreement shall be binding upon the Parties and their respective successors in law.

17.2

The Collateral Agent shall be entitled to assign or otherwise transfer any and all of its rights and duties under this Agreement to third parties in accordance with the Senior Lien Debt Documents provided that the assignee accepts to be bound by the terms of this Agreement. The Assignor hereby explicitly and irrevocably consents to such assignment and transfer.

17.3	The Assignor shall not assign or transfer any of its rights, claims or obligations under or in connection with this Agreement, unless permitted under the Senior Lien Debt Documents.

18.	PARTIAL INVALIDITY

18.1

The Parties agree that should at any time, any provisions of this Agreement be or become void (nichtig), invalid or due to any reason ineffective (unwirksam) this will indisputably (unwiderlegbar) not affect the validity, legality or effectiveness of the remaining provisions and this Agreement will remain valid and effective, save for the void, invalid or ineffective provisions, without any Party having to argue (darlegen) and prove (beweisen) the Parties’ intent to uphold this Agreement even without the void, invalid or ineffective provisions.

18.2

The void, invalid or ineffective provision shall be deemed replaced by such valid and effective provision that in legal and economic terms comes closest to what the Parties intended or would have intended in accordance with the purpose of this Agreement if they had considered the point at the time of conclusion of this Agreement.

19.	CONFLICTS

Notwithstanding anything herein to the contrary, the security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent with respect to the Receivables hereunder (including any representation and any undertaking) are subject to the provisions of the Senior Lien Debt Documents and the Intercreditor Agreement, as applicable. In the event of any conflict or inconsistency between the terms of the Senior Lien Debt Documents and the Intercreditor Agreement, as applicable, and the terms of this Agreement, the terms of the Senior Lien Debt Documents and the Intercreditor Agreement, as applicable, shall prevail and override anything in this Agreement to the contrary, save if and to the extent that the application of any such terms would affect the validity, ranking, priority or enforceability of the Assignment created under this Agreement.

20.	AMENDMENTS

Changes and amendments to this Agreement (including to this Clause 20) must be made in writing, unless otherwise required by mandatory law.

21.	WAIVERS

No failure or delay by the Collateral Agent in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy. The Senior Lien Debt Documents shall not limit or exclude any statutory legal remedies.

22.	NOTICES AND THEIR LANGUAGE

22.1	Contact details

All notices and communications under or in connection with this Agreement shall be in writing and shall be delivered by letter, posted or delivered by hand, or fax or email. Each notice or communication shall be given to the relevant Party at the address or fax number or email address and marked for the attention of the person(s) or department from time to time specified in writing by that Party to the other. The initial address, fax number, email address and person(s) or department so specified by each Party are set out below:

For the Assignor:	Li-Cycle Germany GmbH

	Address:	Lange Göhren 4 39171 Sülzetal, Germany

	Fax:	n/a

	E-mail:	peter.duerr@li-cycle.com jens.emrich@li-cycle.com legalnotices@li-cycle.com

	Attention:	Peter Dürr and Jens Emrich

with a copy to:
	Address:	Freshfields US LLP 3 World Trade Center 175 Greenwich Street New York, New York 10007
	E-mail:	Andrea.Basham@Freshfields.com, Allison.Liff@Freshfields.com
	Attention:	Andrea M. Basham, Allison R. Liff

For the Collateral Agent:	Glencore Canada Corporate

	Address:	100 King Street West, Suite 6900 Toronto, ON, M5X 1E3 150 East 58th Street, 18th Floor New York, New York 10155

	E-mail:	galnotices@glencore-us.com

	Attention:	Legal Department

with a copy (which shall not constitute notice) to:	Weil, Gotshal & Manges LLP

	Address:	767 Fifth Avenue New York, New York

	E-mail:	david.avery-gee@weil.com, heather.emmel@weil.com, nitin.konchady@weil.com, justin.d.lee@weil.com

	Attention:	David Avery Gee, Heather Emmel, Nitin Konchady, Justin Lee

with a copy (which shall not constitute notice) to:	Glencore International AG

	Address:	Baarermattstrasse 3 CH-6340 Baar Switzerland

	E-mail:	general.counsel@glencore.com

	Attention:	General Counsel

and:	Glencore Ltd.

	Address:	330 Madison Ave. New York, New York 10017

	E-mail:	legalnotices@glencore-us.com

	Attention:	Legal Department

22.2	English language

a)	Any notice given under or in connection with this Agreement must be in English.

b)

All other documents provided under or in connection with this Agreement must be in English, or, if not in English, and if so required by the Collateral Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

23.	GOVERNING LAW; JURISDICTION

a)	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with German law.

b)

The courts of Frankfurt am Main shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (each a “Dispute”).

c)

Sub-paragraph b) is for the Collateral Agent’s benefit only. As a result, the Collateral Agent shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.

24.	CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS)

a)

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. The Parties may choose to conclude this Agreement by an exchange of signed signature page(s) plus a copy of this Agreement, transmitted by any means of telecommunication (telekommunikative Übermittlung) such as by way of fax or electronic photocopy.

b)

If the Parties choose to conclude this Agreement pursuant to sub-paragraph a) above, they will transmit the signed signature page(s) of this Agreement plus a copy of this Agreement to (i) Thomas Zimmermann, Weil, Gotshal & Manges LLP, Maximilianstrasse 13, 80539 Munich, Germany (e-mail to thomas.zimmermann@weil.com or by facsimilie to +49.89.2424.3399), (ii) Silvia Lengauer, Weil, Gotshal & Manges LLP, Maximilianstrasse 13, 80539 Munich, Germany (e-mail to silvia.lengauer@weil.com or by facsimilie to +49.89.2424.3399), or (iii) Hans-Christian Mick, Weil, Gotshal & Manges LLP, Taunusanlage 1 (Skyper), 60329 Frankfurt am Main, Germany (e-mail to hans-christian.mick@weil.com or by facsimilie to +49.69.21659 699) (each a “Recipient”). The Agreement will be considered concluded once one of the

Recipients has received the signed signature page(s) including, in each case, with a copy of this Agreement (Zugang der Willenserklärung) from all Parties (whether by way of fax, electronic photocopy or other means of telecommunication) and at the time of the receipt of the last outstanding signature page(s) plus a copy of this Agreement by the Recipient.

c)

For the purposes of this Clause 24 only, the Parties appoint each of the Recipients as their attorney (Empfangsvertreter) and expressly allow (gestatten) each of the Recipients to collect the signed signature page(s)/Agreement from all and for all Parties. For the avoidance of doubt, none of the Recipients will have further duties connected with its position as Recipient. In particular, each Recipient may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

SCHEDULE 1

RECEIVABLES

Open Invoices

As of November 31, 2024

SCHEDULE 2

FORM OF NOTIFICATION LETTER

- Security Assignment -

[To be printed on letterhead of the Assignor]

[Name and address of Third Party Debtor]

[insert date and place]

Dear Ladies and Gentlemen,

We hereby give you notice that pursuant to an assignment agreement entered into by us in favor of Glencore Canada Corporation (“Collateral Agent”) dated [insert date of the assignment agreement] we have assigned by way of an assignment (Zession) to the Collateral Agent all our present and future receivables [arising from or in connection with [●]] against you together with all ancillary rights pertaining to them. We are authorized by the Collateral Agent to collect the assigned receivables in our own name and for our own account. Please continue to direct any correspondence, requests and payments with respect to the assigned receivables to us. The Collateral Agent will get in touch with you directly and notify you in writing of any possible lapse of our authorization to deal with the assigned receivables and collect the assigned receivables.

Sehr geehrte Damen und Herren,

wir teilen Ihnen hierdurch mit, dass wir mit Abtretungsvertrag vom [Datum des Abtretungsvertrages einfügen] sämtliche bestehenden und künftigen Forderungen mit allen dazugehörenden Rechten gegen Sie aufgrund [Bezeichnung der zugrunde liegenden Rechtsverhältnisse] im Wege der Zession an die Glencore Canada Corporation (“Sicherheiten-Treuhänder”) abgetreten haben. Wir sind von dem Sicherheiten-Treuhänder ermächtigt, alle Zahlungen auf die abgetretenen Forderungen im eigenen Namen und für eigene Rechnung einzuziehen und entgegenzunehmen. Bitte adressieren Sie weiterhin jegliche Korrespondenz, sonstige Anträge und Zahlungen betreffend die abgetretenen Forderungen an uns. Der Sicherheiten-Treuhänder wird sich hinsichtlich eines etwaigen Erlöschens unserer Ermächtigung zur Einziehung der abgetretenen Forderungen direkt mit Ihnen in Verbindung setzen und Sie hiervon schriftlich in Kenntnis setzen.

Please acknowledge receipt of this notice and the terms hereof by counter-signing this letter and returning the same to us.	Bitte bestätigen Sie den Erhalt dieser Benachrichtigung, sowie Ihr Einverständnis mit den hierin bestimmten Bedingungen durch Gegenzeichnung dieser Benachrichtigung und Rücksendung an uns.

Yours faithfully,	Mit freundlichen Grüßen

[insert full name of the Assignor]

By: Name: Title:	By: Name: Title:

Acknowledgement of the Third Party Debtor	Bestätigung des Drittschuldners

We acknowledge receipt of this notification letter and confirm our agreement with the terms thereof.	Wir bestätigen den Erhalt der Benachrichtigung und erklären unser Einverständnis mit den darin enthaltenen Bestimmungen.

[insert full name of the Third Party Debtor]

By: Name: Title: Date:	By: Name: Title: Date:

SIGNATURE PAGES

[Signature pages intentionally omitted]